Exhibit 5.1

New York
601 Lexington Avenue, 31st Floor
New York, NY 10022

T	+1 (212) 277-4000
T	+1 (212) 284-4926 (direct)
F	+1 (646) 521-5726
E	valerie.jacob@freshfields.com
michael.levitt@freshfields.com

freshfields.us

BuzzFeed, Inc.
229 West 43rd Street, 10th Floor
New York, New York 10036
March 21, 2023
Ladies and Gentlemen:
BuzzFeed, Inc., a Delaware corporation (the “Company”), is filing with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the sale from time to time up to an aggregate offering price of $150,000,000 of (a) shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) of the Company; (b) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”) of the Company; (c) the Company’s senior debt securities and subordinated debt securities (collectively, the “Debt Securities”), which may be issued pursuant to an indenture, between the Company and a trustee to be named in a prospectus supplement to the Registration Statement, as trustee (the “Trustee”) (the “Indenture”); and (d) warrants of the Company (the “Warrants”), which may be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent to be named therein (the “Warrant Agent”).
We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.
In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.
Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

Freshfields Bruckhaus Deringer is an international legal practice operating through Freshfields Bruckhaus Deringer US LLP, Freshfields Bruckhaus Deringer LLP, Freshfields Bruckhaus Deringer (a partnership registered in Hong Kong), Freshfields Bruckhaus Deringer Law office, Freshfields Bruckhaus Deringer Foreign Law Office, Studio Legale associato a Freshfields Bruckhaus Deringer, Freshfields Bruckhaus Deringer Rechtsanwälte Steuerberater PartG mbB, Freshfields Bruckhaus Deringer Rechtsanwälte PartG mbB and other associated entities and undertakings. For further regulatory information please refer to www.freshfields.com/support/legal-notice.

1.When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Class A Common Stock proposed to be sold by the Company, and when such shares of Class A Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof) or upon conversion or exercise of any security offered under the Registration Statement (the “Offered Security”), in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of Directors of the Company, for the consideration approved by such Board of Directors (which consideration is not less than the par value of the Class A Common Stock), such shares of Class A Common Stock will be validly issued, fully-paid and non-assessable.
2.Upon designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors of the Company and the proper filing with the Secretary of State of the State of Delaware of a Certificate of Designation relating to such series of Preferred Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof), such shares of Preferred Stock will be validly issued, fully paid and non-assessable.
3.When the Indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the Trustee and the Company; the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (w) the enforceability of any waiver of rights under any usury or stay law, (x) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above, (y) the validity, legally binding effect or enforceability of any provision of the Indenture or any supplemental indenture that requires or relates to adjustments to the conversion rate at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture or (z) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Debt Securities to the extent determined to constitute unearned interest.
4.When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors of the Company shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Company shall remain, validly existing as a corporation in good standing under the laws of the State of Delaware; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; and (iv) the Indenture, the Debt Securities and the Warrant Agreement are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company); and (v) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that (i) the terms of any security whose terms are established subsequent to the date hereof and the issuance, execution, delivery and performance by the Company of any such security (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company and (ii) any Warrant Agreement will be governed by the laws of the State of New York.
We are members of the Bars of the States of New York and California and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
Very truly yours,
/s/ Freshfields Bruckhaus Deringer US LLP
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